SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2007
INNOVIVE PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51534	74-3123261

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

555 Madison Avenue, 25th Floor, New York, New York	10022
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (212) 716-1810
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit 3.1
Exhibit 10.3
Exhibit 10.12

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
          On July 25, 2007, we entered into an employment agreement with Steven Kelly, our Chief Executive Officer. The employment agreement replaces the agreement between us and Mr. Kelly dated June 2, 2004, as amended on June 1, 2005.
          The material provisions of the employment agreement are as follows:
•	Mr. Kelly’s base salary is $375,000 per year, subject to increases or decreases from time to time by our Board of Directors, which increase is retroactive to June 2, 2007;

•	Mr. Kelly is entitled to a performance-based bonus of up to 50% of his base salary;

•	Mr. Kelly will receive a guaranteed annual bonus of $50,000, which we paid to him upon execution of the agreement for his service in 2007;

•	Mr. Kelly was granted stock options to purchase 112,500 shares of our common stock at an exercise price of $4.00 per share and stock options to purchase 112,500 shares of our common stock at an exercise price of $5.00 per share, one-third of which vest on July 25, 2008 and the remainder of which vest thereafter in 24 equal monthly installments;

•	Upon termination of Mr. Kelly’s employment by us without “cause” or by Mr. Kelly with “good reason” (both as defined in the agreement), we will pay Mr. Kelly severance equal to his base salary for a period of six months following termination, and pay for any continuation of any health insurance in place for a period of up to six months from termination. In addition, all stock options, restricted stock and other equity rights held by Mr. Kelly at the time of such termination will vest in full; and

•	Mr. Kelly agreed to a one-year non-compete anywhere in the United States following termination of his employment for any reason.
          The description of the employment agreement set forth above is qualified in its entirety by reference to the agreement, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits
In addition to the employment agreement between us and Steve Kelly that is described in Item 5.02, we are filing as an exhibit to this Current Report the following:
•	our Second Amended and Restated Certificate of Incorporation, which was approved by the stockholders on May 29, 2007 and filed with the office of the Delaware Secretary of State and effective on June 1, 2007; and

•	our 2007 Stock Plan, which was approved by the stockholders on May 29, 2007.

Exhibit
Number	Description of Document

3.1	Second Amended and Restated Certificate of Incorporation, effective as of June 1, 2007.

10.3	Employment Agreement between Innovive Pharmaceuticals, Inc. and Steven Kelly, dated and effective July 25, 2007.

10.12	Innovive Pharmaceuticals, Inc. 2007 Stock Plan.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVIVE PHARMACEUTICALS, INC.

Date: July 27, 2007	/s/ Steven Kelly

Steven Kelly
President and Chief Executive Officer